UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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Ensysce Biosciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2022 (January 14, 2022)

Ensysce Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38306	82-2755287
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7946 Ivanhoe Avenue, Suite 201 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

(858) 263-4196

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENSC	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	ENSCW	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 24, 2021, Ensysce Biosciences, Inc. (“Ensysce” or the “Company”) entered into a Securities Purchase Agreement (the “SPA”) for an aggregate financing of $15 million with institutional investors. A first closing under the SPA occurred on September 24, 2021 and was reported in a Current Report filed on September 27, 2021 and a second closing under the SPA occurred on November 5, 2021 and was reported in a Current Report filed on November 10, 2021. At the first closing, the Company issued to the investors (i) senior secured convertible promissory notes in the aggregate principal amount of $5.3 million for an aggregate purchase price of $5 million (collectively, the “Notes”) and (ii) warrants (collectively, the “Warrants”) to purchase 361,158 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) in the aggregate. At the second closing, the Company issued to the institutional investors referenced above, (i) Notes in the aggregate principal amount of $10.6 million for an aggregate purchase price of $10 million and (i) Warrants to purchase 722,317 shares of the Common Stock in the aggregate. Under the SPA, the conversion price for converting Notes into the Company’s common stock is $5.87 per share, subject to adjustment under certain events.

On December 27, 2021, the parties to the SPA agreed to a Letter Agreement amending the SPA (“Letter Agreement”). Under the terms of the Letter Agreement, holders of the Notes were entitled to convert notes at an exercise price of $4.50 per share of Company Common Stock for fourteen trading days, commencing December 28, 2021 and ending January 14, 2022. Under the terms of the Letter Agreement, following this period, the initial conversion price of $5.87 will apply. There was no change to the exercise price of the Warrants. The Letter Agreement also included certain conditions that the Company must satisfy in connection with the transaction. The Letter Agreement expired on January 14, 2022.

On January 16, 2022, the parties to the SPA agreed to a Second Letter Agreement amending the SPA (“Second Letter Agreement”). Under the terms of the Second Letter Agreement, holders of the Notes may convert notes at an exercise price of $3.80 per share of Company Common Stock commencing January 18, 2022 and ending February 11, 2022. Following this period, the initial conversion price of $5.87 will apply. There is no change to the exercise price of the Warrants. The Second Letter Agreement also includes certain conditions that the Company must satisfy in connection with the transaction.

The Company has registered with the Securities and Exchange Commission (the “SEC”) the resale of the shares of Common Stock issuable upon conversion of the Notes as well as the shares of Common Stock issuable upon the exercise of the Warrants pursuant to the Registration Rights Agreement, dated September 24, 2021, by and among the Company and the purchasers signatory to the SPA.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Notes and the Warrants were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

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Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.6	Form of Senior Secured Convertible Promissory Note issued by the Company pursuant to and in accordance with the Securities Purchase Agreement (incorporated by reference to Exhibit 4.6 filed with Ensysce Biosciences, Inc.’s Current Report on Form 8-K on September 27, 2021).
4.7	Form of Common Stock Purchase Warrant to be issued by the Company pursuant to and in accordance with the Securities Purchase Agreement (incorporated by reference to Exhibit 4.7 filed with Ensysce Biosciences, Inc.’s Current Report on Form 8-K on September 27, 2021).
10.1*	Securities Purchase Agreement, dated September 24, 2021, by and among the Company and the purchasers signatory thereto (incorporated by reference to Exhibit 10.1 filed with Ensysce Biosciences, Inc.’s Current Report on Form 8-K on September 27, 2021).
10.2	Registration Rights Agreement, dated September 24, 2021, by and among the Company and the parties signatory thereto(incorporated by reference to Exhibit 10.2 filed with Ensysce Biosciences, Inc.’s Current Report on Form 8-K on September 27, 2021).
10.3	Subsidiary Guarantee, dated September 24, 2021, by and among the Company and the purchasers signatory thereto(incorporated by reference to Exhibit 10.3 filed with Ensysce Biosciences, Inc.’s Current Report on Form 8-K on September 27, 2021).
10.4*	Security Agreement, dated September 24, 2021, by and among the Company, EBI OpCo, Inc., Covistat, Inc. and the other parties signatory thereto (incorporated by reference to Exhibit 10.4 filed with Ensysce Biosciences, Inc.’s Current Report on Form 8-K on September 27, 2021).
10.5*	Patent Security Agreement, dated September 24, 2021, by and among the Company, EBI OpCo, Inc., Covistat, Inc. and the other parties signatory thereto (incorporated by reference to Exhibit 10.5 filed with Ensysce Biosciences, Inc.’s Current Report on Form 8-K on September 27, 2021).
10.6	Letter Agreement, dated December 27, 2021, by and among the Company and the parties signatory thereto (incorporated by reference to Exhibit 10.6 filed with Ensysce Biosciences, Inc.’s Current Report on Form 8-K on December 27, 2021).
10.7	Second Letter Agreement, dated January 16, 2022, by and among the Company and the parties signatory thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules, exhibits and similar supporting attachments to this exhibit are omitted pursuant to Item 601(b)(2) of Regulation S-K. We agree to furnish a supplemental copy of any omitted schedule or similar attachment to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2022

Ensysce Biosciences, Inc.

By:	/s/ Lynn Kirkpatrick
Name:	Dr. Lynn Kirkpatrick
Title:	President and Chief Executive Officer

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Exhibit 10.7

EXECUTION VERSION

January 16, 2022

3i, LP

140 Broadway FL 38

New York, NY 10005

Anson Investments Master Fund LP

c/o Anson Advisors Inc. 155 University Ave., Suite 207

Toronto, ON Canada M5H3B7

Anson East Master Fund LP

c/o Anson Advisors Inc. 155 University Ave., Suite 207

Toronto, ON Canada M5H3B7

Re:    Second Amendment of the Senior Secured Convertible Notes

Dear Sirs:

Reference is made to (a) that certain Securities Purchase Agreement (as modified from time to time, the “Purchase Agreement”), dated as of September 24, 2021, between the Company and the purchasers identified therein, which are the same as the three addressees listed above (collectively, the “Investors”) and (b) the Senior Secured Convertible Promissory Notes (as modified from time to time, the “Senior Secured Convertible Notes”), and (c) and the other transaction documents, as modified from time to time, referred to collectively, as the “Transaction Documents”). Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement, or if not defined therein, in the Notes, or if not defined therein, in the applicable Transaction Document, in each case as of the date hereof.

This second letter agreement (this “Second Letter Agreement”) confirms our recent discussions about, among other matters, certain modifications to the Senior Secured Convertible Notes.

(1)	The Fixed Conversion Price as identified on the facing page of the Senior Secured Convertible Notes and in Section 4(b) of the Senior Secured Convertible Notes shall be $3.80 for the Trading Days of January 18, 2022 through and inclusive of February 11, 2022. Any conversion which occurs shall be voluntary at the election of the Holder, which shall evidence its election as to the note being converted in writing on a conversion notice. Thereafter the Fixed Conversion Price shall revert to the original Fixed Conversion Price of $5.87, subject to any future adjustments as provided in the Senior Secured Convertible Notes. To be free from doubt, the Exercise Price set for in the Warrants shall not be modified pursuant to this Second Letter Agreement.

The Company hereby agrees, for itself and its Subsidiaries, that the Guarantors continue to guaranty, pursuant to the Guaranty, as primary obligor and not as surety, the full and punctual payment when due of the obligations owing under the Notes and the other Transaction Documents as modified hereby (as limited by the original terms of the Guaranty) and that the terms hereof shall not affect in any way their obligations and liabilities, as expressly modified hereby, under the Transaction Documents. The Company, for itself and its Subsidiaries, hereby reaffirms (a) all such obligations and liabilities and agrees that such obligations and liabilities shall remain in full force and effect and (b) the security interests granted under the Transaction Documents and agrees that such security interests shall continue to secure such obligations and liabilities.

This Second Letter Agreement is a Transaction Document and is limited as written. As of the date first written above, each reference in the Purchase Agreement or any other applicable Transaction Document to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Transaction Documents to such Purchase Agreement or other Transaction Documents (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall refer to the Purchase Agreement as modified thereby, and this Second Letter Agreement and the Purchase Agreement shall be read together and construed as a single agreement. The execution, delivery and effectiveness of this Second Letter Agreement shall not, except as expressly provided herein, (A) waive or modify any right, power or remedy under, or any other provision of, any Transaction Document or (B) commit or otherwise obligate any Purchaser to enter into or consider entering into any other amendment, waiver or modification of any Transaction Document.

All communications and notices hereunder shall be given as provided in the Transaction Documents. This Second Letter Agreement (a) shall be governed by and construed in accordance with the law of the State of New York, (b) is for the exclusive benefit of the parties hereto and the other Purchasers and beneficiaries of the Purchaser Agreement and, together with the other Transaction Documents, constitutes the entire agreement of such parties, superseding all prior agreements among them, with respect to the subject matter hereof, (c) may be modified, waived or assigned only in writing and only to the extent such modification, waiver or assignment would be permitted under the Transaction Documents (and any attempt to assign this Second Letter Agreement without such writing shall be null and void), (d) is a negotiated document, entered into freely among the parties upon advice of their own counsel, and it should not be construed against any of its drafters and (e) shall survive the satisfaction or discharge of the amounts owing under the Transaction Documents. The fact that any term or provision of this Second Letter Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

This Second Letter Agreement is expressly conditioned on the following conditions precedent:

(1)	The Company shall file before 8:30AM New York time on January 18, 2022, a current report on Form 8-K with the Securities and Exchange Commission disclosing the material terms of this Second Letter Agreement contemplated hereby, including such Second Letter Agreement as an exhibit thereto;

(2)	The Company shall file with The Nasdaq Stock Market LLC such notice or application or shall have determined that no such filing is necessary;

(3)	The Company shall have confirmed with each signatory to those certain voting agreements entered into in accordance with Section 4.11(b) of the Purchase Agreement reaffirming that such voting agreement is in force notwithstanding the provisions of this Second Letter Agreement or shall amend and restate each voting agreement to approve this Second Letter Agreement and shall supply written proof to the Investors, which may be in the form of a forwarded email from each signatory;

(4)	The Company’s Board of Directors shall have approved this Second Letter Agreement and all undertakings thereto in all respects and shall provide written evidence of the same to the Investors by January 18, 2022;

(5)	The Company shall file prior to 9:30 AM New York time on January 18, 2022, a prospectus supplement to that certain registration statement on Form S-1 (File No. 333-260478) providing for the terms of this Second Letter Agreement and/or such other Post-Effective Amendment as may be required, which filing shall have been accepted and effective as may be required or applicable;

(6)	The Company shall have verified and confirmed with its transfer agent that there are no impediments to the issuance of shares as a result of this Second Letter Agreement: and

(7)	The Company shall ensure that appropriate disclosure of this Second Letter Agreement is made to its stockholders in relation to that special meeting of stockholders to be held on January 26, 2022.

Kindly confirm your agreement with the above by signing in the space indicated below and by PDFing a partially executed copy of this letter to the undersigned, and which may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

Very truly yours,

ENSYSCE BIOSCIENCES, INC.

By:	/s/ Lynn Kirkpatrick
Dr. Lynn Kirkpatrick
Chief Executive Officer

AGREED AND ACCEPTED:

3i, LP

By:	/s/ Maier Tarlow
Name:	Maier Tarlow
Title:	Manager, On Behalf Of The GP

[Signatures follow on next page]

Anson Investments Master Fund LP

By:	/s/ Amin Nathoo
Name:	Amin Nathoo
Title:	Director, Anson Advisors Inc.

Anson East Master Fund LP

By:	/s/ Amin Nathoo
Name:	Amin Nathoo
Title:	Director, Anson Advisors Inc.